UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

January 10, 2017

(Date of Report)

December 20, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Exporter Services Agreement – Simple Consulting, SARL (Cote d’Ivoire)

On February 10, 2017, the Company executed an Exporter Services Agreement with Simple Consulting, SARL (“Simple Consulting”) an entity doing business in Ivory Coast (the “Simple Consulting Agreement”). The Company intends on providing Simple Consulting with market analysis and support, and specialty products pertaining to industrial equipment and exporting of cocoa, cashew nut and fruits through the AmericaTowne Platform. The term of the Simple Consulting Agreement is fifteen years (absent extension or termination). Simple Consulting has one-year from the effective date of the Simple Consulting Agreement to participate in the Company’s Sample and Test Market Program.

The AmericaTowne Platform will consist of exhibition, showroom and display facilities, support office(s) and staff located in the United States and China, and the platform will provide a buyer’s network, and online websites either directly owned by AmericaTowne or in a partnership with third-parties in order to support the exhibition center, showroom and network to market imported goods and services to consumers in China. The AmericaTowne Platform will provide the customer with access to and participation in a program whereby the Company will exercise its experience, expertise and training in assessing the customer’s market acceptance and demand of the customer’s products or services in China (and perhaps other locales depending on the Company’s findings). In short, the Company is focused on increasing USA exports to China and elsewhere.

Simple Consulting has agreed to pay the Company a nonrefundable a nonrefundable service fee of $60,000.00 on the Effective Date (the “Service Fee”). The Service Fee is recognized when deliverables are provided. The Service Fee is paid for deliverables including a market analysis, review of proposed goods and services, expectations for supply and demand in the market, how to conduct import/export business in China, information on potential or available financing options, acquisition and funding of the supplied materials. Pursuant to Letters of Intent presented by Simple Consulting, the Company has agreed to facilitate potential financing and coordinate the delivery of the supplied materials to Simple Consulting.

The Parties have agreed that the Service Fee will be paid as follows: (a) $5,000 on the Effective Date, and (b) $700.00 per month for seventy-nine months (with the last month payment of $400.00). The first monthly payment is scheduled for March 30, 2017. Simple Consulting may be required to sign a note for outstanding service fees. Also, the Company, at its sole discretion, may exchange other assets or items of value for payments due.

Simple Consulting has also agreed to pay the Company a “Transaction Fee” for each transaction between Simple Consulting and any end buyer arranged through or facilitated by the Company in the amount of 8% (the “Transaction Fee”). The Transaction Fee shall include the services provided by the Company in its Platform, Sample and Test Market Program, and if applicable, Accepted Market Program. The Transaction Fee shall be recognized as revenue after the transactions is completed. The Transaction Fee shall be first deducted by the Company from the amount the end-buyer owes Simple Consulting, plus other fees, if any, unless otherwise prohibited under any applicable restriction associated with health care fees being paid in violation of any applicable laws. There are no related-party disclosures under the Simple Consulting Agreement, and the control persons of Simple Consulting are not shareholders in the Company.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Exporter Services Agreement dated February 9, 2017 (Simple Consulting)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: February 10, 2017

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